EXHIBIT (23)(a)


                         Consent of Independent Auditors

We consent to the inclusion in City Holding Company's Report on Form 8-K filed on September 14, 1998 of our report dated February 13, 1998, with respect to the consolidated financial statements of Horizon Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.






Charleston, West Virginia                            /s/  Ernst & Young LLP
September 14, 1998